UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012 (October 26, 2012)

Mabwe Minerals Inc.

(Exact name of registrant as specified in its charter)

Wyoming	0-53585	36-4739442
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane Freehold, NJ		07728

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On October 26, 2012, the registrant, Mabwe Minerals Inc. ("Mabwe Minerals"), entered into a Master Supplier Agreement with a major U.S. gas and oilfield supply company that allows this company to purchase up to 3,000,000 million metric tons of American Petroleum Institute (API) grade barite at a rate of 220,000 metric tons per year. Mabwe Minerals issued a press release to announce this agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01      Exhibits and Financial Statements

(d)		Exhibits

	99.1	Press Release dated November 2, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2012	Mabwe Minerals Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and CEO

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